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                                                                    Exhibit 4(v)




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                          DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION,
                             as Call Option Holder

                                      AND

                             THE BANK OF NEW YORK,
                     as Unit Agent and as Attorney-In-Fact



                                 --------------
                             CALL OPTION AGREEMENT
                                 --------------


                            Dated as of July 8, 1999






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                             CALL OPTION AGREEMENT


         CALL OPTION AGREEMENT, dated as of July 8, 1999, between Donaldson, Lufkin & Jenrette Securities Corporation, as Call Option Holder, and The Bank of New York, as Unit Agent and as attorney-in-fact of the Holders from time to time of the Normal Units.

                                    RECITALS

         CMS Energy Corporation and the Unit Agent are parties to the Master Unit Agreement, dated as the date hereof (as the same may be supplemented or amended in accordance with the terms thereof, the "Master Unit Agreement"). The Master Unit Agreement contemplates that the Trust will issue Trust Preferred Securities and the Company will issue the Junior Subordinated Debentures, and that Trust Preferred Securities or Junior Subordinated Debentures will form a part of Normal Units outstanding from time to time thereunder.

         It is intended that the Holders from time to time of the Normal Units grant Call Options entitling the Call Option Holder to acquire the Trust Preferred Securities or Junior Subordinated Debentures forming a part of the related Normal Units on the terms and subject to the conditions set forth herein. Pursuant to the terms of the Principal Agreements and the Unit Certificates for the Normal Units, the Holders from time to time of the Normal Units irrevocably authorize the Unit Agent, as attorney-in-fact of such Holders, to enter into such Call Options and execute and deliver this Agreement on behalf of such Holders.

         Accordingly, the Call Option Holder and the Unit Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Normal Units, agree as follows:

                                   ARTICLE I

                                  Definitions

         Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) capitalized terms used herein and not defined are used herein as defined in the Master Unit Agreement; and



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                 (b) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Aggregate Call Option Exercise Consideration" means consideration comprised of:

                 (a) Treasury Securities that through their scheduled payments will generate by each Quarterly Payment Date falling after the Call Settlement Date and on or before the Stock Purchase Date an amount of cash equal to the aggregate distributions or interest payments that are scheduled to be payable in respect of the Trust Preferred Securities or Junior Subordinated Debentures, as the case may be, that form a part of the Normal Units on such Quarterly Payment Date (assuming for this purpose, even if not true, that (i) no distributions or interest payments will then have been deferred and (ii) that the rate of distribution on the Trust Preferred Securities and the rate of interest on the Junior Subordinated Debentures remains at 8.625%);

                 (b) Treasury Securities that through their scheduled payments will generate by the Stock Purchase Date an amount of cash equal to the aggregate Stated Amount of the Normal Units; and

                 (c) if the Company is, at the Call Settlement Date, deferring distributions on the Trust Preferred Securities or interest payments on the Junior Subordinated Debentures, an amount in cash equal to (i) the aggregate unpaid distributions on the Trust Preferred Securities or interest payments on the Junior Subordinated Debentures that form a part of the Normal Units accrued to the Call Settlement Date, if the Call Settlement Date is a Quarterly Payment Date, or (ii) the aggregate unpaid distributions on the Trust Preferred Securities or interest payments on the Junior Subordinated Debentures that form a part of the Normal Units accrued to the Quarterly Payment Date immediately preceding the Call Settlement Date plus interest thereon at the Deferral Rate for the period from and including such Quarterly Payment Date to but excluding such Call Settlement Date (computed on the basis of a 360-day year of twelve 30-day months), if the Call Settlement Date is not a Quarterly Payment Date.

         "Call Option Expiration Date" means April 1, 2002 (or, if such date is not a Business Day, the next succeeding Business Day).

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                                   ARTICLE II

                                  Call Option

         Section 2.1 Grant. The Unit Agent, on behalf of and as attorney-in-fact for the Holders from time to time of the Normal Units, hereby grants the Call Options to the Call Option Holder on the terms and subject to the conditions set forth herein.

         Section 2.2 Consideration. As consideration for such Call Options, concurrently with the execution hereof, the Call Option Holder is paying to the underwriters under the Underwriting Agreement (who are acting in this regard on behalf of the initial investors in the Normal Units) an amount equal to $.0415 per Call Option.

         Section 2.3 Expiration or Termination of Call Options. The Call Options shall be irrevocable, but the Call Options and the rights of the Call Option Holder and the obligations of the Holders of Normal Units thereunder shall (a) expire on the Call Option Expiration Date if the Call Settlement Date has not occurred on or prior to such date and (b) automatically terminate upon the occurrence of a Termination Event.

                                  ARTICLE III

                            Exercise of Call Options

         Section 3.1 Exercise Mechanics.

                 (a) The Call Option Holder may exercise all (but not less than all) the Call Options by (i) delivering to the Unit Agent and the Collateral Agent, on or prior to the Call Option Expiration Date, a notice, substantially in the form set forth in Annex A attached hereto, stating that the Call Option Holder is exercising its Call Options and specifying the Call Settlement Date therefor (which must be a Business Day falling on or before the Call Option Expiration Date) and (ii) delivering to the Collateral Agent, by Noon, New York City time, on the Call Settlement Date, the Aggregate Call Option Exercise Consideration.

                 (b) Pursuant to the Pledge Agreement, upon receipt by the Collateral Agent of the Aggregate Call Option Exercise Consideration in the manner contemplated hereby and by the Pledge Agreement, the Collateral Agent shall release

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the Trust Preferred Securities or Junior Subordinated Debentures that form a part of the Normal Units, free and clear of any lien, pledge or security interest created by the Pledge Agreement, and transfer such released Trust Preferred Securities or Junior Subordinated Debentures to the Call Option Holder or its designee as specified in the notice referred to in Section 3.1(a) above.

                 (c) The Unit Agent shall, not later than three Business Days following the Call Settlement Date, mail notice of the exercise of the Call Options to the Holders of Normal Units in the manner prescribed by the Master Unit Agreement.


                                   ARTICLE IV

                                 Miscellaneous

         Section 4.1 This Agreement may be amended in the manner set forth in
Section 801 of the Master Unit Agreement with respect to supplemental agreements.

         Section 4.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. The Call Option Holder, the Unit Agent and the Holders from time to time of the Normal Units, acting through the Unit Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Call Option Holder, the Unit Agent and the Holders from time to time of the Normal Units, acting through the Unit Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 4.3 Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to

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any party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 4.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Call Option Holder and the Unit Agent, and the Holders from time to time of the Normal Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Call Options hereunder by, the Unit Agent.

         Section 4.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 4.6 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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         IN WITNESS WHEREOF, the parties hereto have caused this Call Option
Agreement to be duly executed as of the day and year first above written.


                                       DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION,
                                          as Call Option Holder

                                       By: /s/ GAVIN WOLFE
                                           --------------------------------------------
                                           Name: Gavin Wolfe
                                           Title: Vice President

                                           Address for Notices:
                                           277 Park Avenue
                                           New York, New York  10172
                                           Attention: Registration Department


                                       THE BANK OF NEW YORK,
                                          as Unit Agent and as attorney-in-fact of the
                                          Holders from time to time of the Normal Units

                                       By:  /s/ MICHAEL CULHANE
                                           --------------------------------------------
                                           Name: Michael Culhane
                                           Title: Vice President

                                           Address for Notices:
                                           101 Barclay Street, Floor 21W
                                           New York, New York 10286
                                           Attention: Corporate Trust Administration

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                                                                        ANNEX A

                                EXERCISE NOTICE


         Reference is made to the Call Option Agreement, dated as of July 8, 1999 (the "Call Option Agreement"), between Donaldson, Lufkin & Jenrette Securities Corporation, as Call Option Holder, and The Bank of New York, as Unit Agent and attorney-in-fact of the Holders from time to time of the Normal Units. Capitalized terms used herein but not defined are used herein as defined in the Call Option Agreement.

         The undersigned hereby exercises all of the Call Options underlying the Normal Units and specifies ______________ as the Call Settlement Date. Certificates representing the Trust Preferred Securities or Junior Subordinated Debentures underlying the Normal Units should be registered in the name of ____________ and delivered to [insert address].


                                       DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION
                                          As Call Option Holder



                                       -----------------------------------------
                                       (Donaldson, Lufkin & Jenrette
                                        Securities Corporation)


Date:
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